SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: February 5, 2008

Date of Submission: February 6, 2008

INTEGRATED MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

William L. Sklar
President
Integrated Media Holdings, Inc.
12000 Westheimer, Ste 340
Houston, TX 77077-6531
 (Address of principal executive offices)

281-600-6000 Ext 105
 (Registrant’s telephone number, including area code)

ITEM 2.01 –Acquisition or Disposition of Assets

On February 5, 2008, Integrated Media Holdings, Inc. announced that it had signed a definitive merger agreement to combine with TeleChem International, Inc.(“TeleChem”).  TeleChem International is a privately held, Inc. 500 company with diversified business activities in the life sciences, chemical trading and disease diagnostics areas.  As a result of the merger, the shareholders of TeleChem (the “TeleChem Shareholders”) will own a majority of the voting stock of Integrated Media, that will change its name to Arrayit Corporation.

The merger agreement provides that the shareholders of Telechem International, Inc. will be issued thirty five (35) million common shares that represent 64.95% of the outstanding common after taking into account: (i) a 1:30 reverse split approved by the directors and majority shareholders, (ii) conversion of all outstanding shares of preferred stock, (iii) conversion of all outstanding debt obligations of Integrated Media; and (iv) the shares underlying a recently issued warrant to purchase 1,250,000 shares of common stock.

TELECHEM

Description of the Company

TeleChem is a privately-held company that was founded in 1993 by Rene Schena and Todd Martinsky as a chemical import and export trading company.  TeleChem’s chemicals division provides customers with the raw materials required for plastics, water soluble fertilizers, and alternative fuels.  After four years of operations in the chemicals market, TeleChem entered the biotechnology sector with the creation of the ArrayIt® Life Sciences Division in 1996.  Because of the public interest in the Human Genome Project and microarray technology, TeleChem focused on microarray products and services for the research, pharmaceutical and diagnostics markets.  TeleChem’s ArrayIt® Division currently provides its patented microarray platform (US 6,101,946) to more than 3,000 installations serving an estimated 10,000 laboratories, making it the most widely used microarray technology in the world.  Supporting instruments, kits, reagents, and hardware complete the ArrayIt® line of more than 400 products making up what management believes is a universal microarray platform for any type of biomolecule.

During the year 2001, the Diagnostics Division was started in order to leverage the patented (6,913,879) multi-patient technology for genetic screening and testing.  This next generation microarray format allows clinical laboratories to examine tens of thousands of patients on a single microarray, providing much more cost-effective gene information for population-wide diagnostics than traditional “single patient” microarrays.  The company is currently developing or has developed tests for many major human diseases including cystic fibrosis, sickle cell anemia, and cancer.  ArrayIt intends to compete in the $20 billion molecular diagnostics arena.

The TeleChem customer base includes major universities, pharmaceutical and biotech companies, agricultural and chemical companies, government agencies, national research foundations and private sector enterprises around the world.  The company website receives more than 1,000,000 hits per month and the Shopping Cart allows on-line product ordering 24 hours a day. The website makes available the Electronic Library free-of-charge to the tens of thousands of researchers worldwide that wish to keep pace with the microarray literature. TeleChem scientists were featured on NOVA’s television show “Cracking the Code of Life” in 2001.  The company received the Rising Star Award from the City of Sunnyvale in 2002 and 2003, the Silicon Valley Top 50 Award from the San Jose Business Journal in 2003, and consecutive selection to the Inc. 500 List in 2002 and 2003 by Inc. magazine.

TeleChem’s principal office is in Sunnyvale, California.  TeleChem presently has eight (8) employees.

Proposed Executive Officers and Directors After the Acquisition

NAME	AGE	POSITION

Rene’ A. Schena	44	Chairman , Director, President & CEO

Todd J. Martinsky	42	Vice President & Director

Mark Schena, Ph.D.	44	Chief Technology Officer, Secretary & Treasurer

Paul Haje	52	Director of Advertising and Public Relations

Ms. Schena holds a degree in Language Studies from the University of California Santa Cruz. She has 23 years experience in international business, including translation, contract documentation and commodities trading with a subsidiary of ConAgra from 1985 to 1988, and as a chemical import and distribution specialist, department manager, and later President of NuSource Chemical Corporation.

She founded TeleChem International, Inc. in 1993, continuing the import and export chemical distribution specialty, expanding into government bid business, and moving into the biotech sector in 1996.  TeleChem is a market leader in DNA microarray technology, providing tools and expertise for the explosive functional genomics and diagnostic screening markets.  In 2002 and again in 2003, TeleChem made Inc. Magazine’s list of the top 500 fastest growing privately held companies in the USA. In 2005, the Silicon Valley Business Journal recognized Ms Schena as the President of the 11th largest woman-owned business enterprise in the Silicon Valley.  Ms. Schena’s long-term contacts in the chemical industry, strong business background and management expertise are key contributions to TeleChem's infrastructure.

Mr. Martinsky , Co-founder of TeleChem International, Inc., previously served as director of education and consulting at the Codd and Date Consulting Group.  Mr. Martinsky has led the ArrayIt Division to play a significant role in the microarray industry. He has authored several book chapters and other scientific literature and has become an internationally recognized lecturer, writer, consultant and teacher.  In addition to providing consulting services, Mr. Martinsky has spearheaded ArrayIt’s technical support team since 1997. Along with his daily technical and business direction of the ArrayIt Product line, Mr. Martinsky established successful alliances with corporate partners in manufacturing, reagents, equipment and distribution.  He is responsible for an educational outreach program that ensures that the broadly patented ArrayIt Micro Spotting Device is applied in the field with optimal scientific and technological accuracy. He is currently serving on the panel that is crafting future regulatory requirements for microarray manufacturing for the United States Pharmacopeia.

Dr. Schena is a world-renowned biochemist whose research focuses on microarray technology, genomics, proteomics, genotyping, molecular diagnostics, and gene expression.  Dr. Schena and his colleagues at Stanford University published the first paper on microarrays in 1995 (Science 270, 467-470), catalyzing the explosive proliferation of microarray technology at academic and commercial institutions internationally.  The 95’ Science paper is the most highly cited paper in the history of Arabidopsis research and a recent article in The Scientist places Dr. Schena at positions 1 and 2 on the “microarray family tree”, confirming his role as the founder of microarray technology and substantiating his status as the Father of Microarray Technology. More than 20,000 laboratories in 35 countries are using microarrays to explore basic questions in biology, chemistry, agriculture and medicine, and the proliferation of the technology has resulted in more than 26,000 publications since the original 95’ Science publication.

Dr. Schena’s success can be traced to an incomparable scientific pedigree. He trained as a postdoctoral fellow with Dr. Ronald W. Davis in the Department of Biochemistry at the Beckman Center at Stanford University, and earned a Ph.D. with Dr. Keith R. Yamamoto in the Department of Biochemistry at UCSF, graduating first in an exceptional class.  Dr. Schena performed his undergraduate thesis work with Dr. Daniel E. Koshland, Jr. in the Biochemistry Department at UC Berkeley, earning a baccalaureate degree with greatest achievement and highest honors in 1984.  As a professional scientist, he has authored more than thirty scientific papers and books on subjects ranging from bacteria and yeast to plants and humans, and has campaigned tirelessly with scientists, physicians, federal regulatory agencies, granting agencies, and charitable organizations to promote microarray technology for the betterment of humankind. Dr. Schena edited the first two books on microarrays, DNA Microarrays: A Practical Approach by Oxford University Press, and Microarray Biochip Technology by Eaton Publishing Company, wrote the first microarray textbook Microarray Analysis for J. Wiley & Sons, and the first book on the proteomic applications of microarrays entitled Protein Microarrays by Jones & Bartlett.  Dr. Schena has recently completed a new methods book DNA Microarrays-Methods Express for Scion Publishing, and continues to lecture widely, having given more than 120 speeches in 15 countries since 1995. Dr. Schena was featured as one of the “Stars of Genomics” on the NOVA television special Cracking the Code of Life, which received more than 100,000,000 viewers worldwide, and is the most highly funded science documentary in United States history.

Dr. Schena is currently a Visiting Scholar and Consultant in the ArrayIt® Life Sciences Division at TeleChem International, Inc.  Dr. Schena is also the Chairman of NGS-ArrayIt, Inc and the Founder and President of Mark Schena Inc., an educational consulting company providing consulting services to a host of leading organizations such as Affymetrix, AlphaGene, ArrayIt, Biodot, Cartesian Technologies, Clontech, diaDexus, General Scanning, Genomic Solutions, GSI Lumonics, Incyte Pharmaceuticals, Irell and Manella, Johnson & Johnson, Morrison & Foerster, Motorola, Packard Instruments, Perkins Coie, Roche, Synteni, Technology Mentors, TeleChem International, Wilson Sonsini, Goodrich & Rosati, and others.  Dr. Schena resides with Ms. Rene Schena, the Founder and President of TeleChem International, Inc., in Los Altos, California.

Mr. Haje joined TeleChem in 1999 as the Director of Advertising and Public Relations.  He has successfully produced 63 major trade shows in the USA and Canada, 17 workshops, 11 VIP events, 76 unique full page print advertising campaigns, 18 direct mail campaigns, e-mail blasts, web site imagery and two full color company catalogs.  In 2003, Mr. Haje won the 2003 Signet Advertising Award for Best Full Page Ad in the life sciences sector.  Mr. Haje represented the company at the United States Food and Drug Administration’s Microarray Quality Control projects I and II, drawing important attention in the scientific press to the company and its H25K Whole Human Genome Chip.  H25K was one of only seven microarray platforms allowed to participate in the project, including Affymetrix, Agilent, Illumina, GE Healthcare and Applied BioSystems.  Mr. Haje has promoted the ArrayIt brand name through company exposure on prime time television, in cover stories, feature articles, trade publications, newsletters and web broadcasts.  TV includes PBS NOVA, ABC Night Line, CNBC Business Odyssey.  He has regularly booked cover stories and feature articles in Science, The Scientist, Nature, Genetic Engineering News, BioTechniques, Genome Technology, American Chemical Society, JAMA, PharmaGenomics, Genomics and Proteomics, BioScience Technology, BioArray News, BioInform, and Genome Web.

ITEM 9.01 – Financial Statements and Exhibits

Exhibit A: Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MEDIA HOLDINGS, INC.

Date: February 6, 2008	By: /s/ William L Sklar
Name: William L Sklar Title: President

Exhibit A
Press Release

FOR IMMEDIATE RELEASE: FEBRUARY 6, 2008

Contact:   investorinfo@arrayit.com

Email:      investorinfo@arrayit.com

Website:   www.Arrayit.com

TELECHEM INTERNATIONAL, INC. COMPLETES BUSINESS COMBINATION WITH INTEGRATED MEDIA HOLDINGS, INC.

Houston, TX – Integrated Media Holdings, Inc. (OTCBB: IMHI - News) today announced that it has completed the definitive agreement for a business combination via an acquisition of all outstanding common stock of TeleChem International, Inc., (“Arrayit”) a pioneer in the biotech market located in Sunnyvale, California. IMHI’s board of directors also announced the approval of a 1 for 30 reverse split. IMHI acquired all the outstanding shares of TeleChem International, Inc. in exchange for 35,000,000 post-split shares of IMHI as part of the business combination.

“This business combination of TeleChem International, Inc. is a significant milestone for IMHI, and is crucial to the future success of the company”, stated Bill Sklar, President and CEO of Integrated Media Holdings, Inc. After giving effect to the reverse split, and prior to the combination with Arrayit, there were roughly 500,000 outstanding shares. No fractional shares will be issued, and shareholders will receive cash in lieu of their fractional shares.

Rene Schena, Chief Executive Officer of TeleChem International, Inc. stated, “The business combination with IMHI is an exciting first step towards development of our strategic plan for Arrayit. We believe this will greatly enhance our ability to access capital and further the growth strategy as a leader in the biotech industry niche that we serve.”

TeleChem International, Inc. provides products and services to the biotechnology industry, and is a leader in microarray analysis and print technology, and operates under the name Arrayit. “The business combination with IMHI is an exciting first step towards development of a strategic plan for Arrayit”, states Rene Schena, Chief Executive Officer of TeleChem International, Inc. “We believe this will enhance our ability to access capital and further the growth strategy as a leader in the biotech niche we serve”, Schena stated.

About Arrayit
TeleChem International, Inc. is headquartered in the Silicon Valley of California and operates under the name Arrayit in the biotechnology industry. Arrayit specializes in empowering the biotech industry by providing unique products and services to a universal biochemistry platform. Arrayit and its founders are pioneers of Microarray Analysis and leading providers of trade secret protected products such as slides, substrates, and accessories. Arrayit has over a decade of excellence and quality dedicated to meeting the needs of the research and pharmaceutical industry. Please visit www.Arrayit.com for more information.

Ms. Rene Schena, President and Founder of TeleChem International, Inc., opened the company in 1993 and moved it into the biotech sector in ’96. She has led the Company to become a leader in the DNA microarray technology. Having received awards in 2002 and 2003 from Inc. Magazine as a top 500 fastest growing privately held companies and in 2005 being recognized as Silicon Valley Business Journal as the 11th largest woman-owned business in Silicon Valley. Ms. Schena’s strong business background and management expertise are key contributions to TeleChem’s infrastructure.

Mr. Todd Matinsky is a Co-founder and Vice President of the Company and has a deep rooting in education and consulting. He has led the Arrayit Division since 1997, bringing it to play a significant role in the microarray industry, establishing successful alliances and is responsible for an education outreach program that ensures that the Arrayit Micro Spotting Device is applied in the field with optimal scientific and technological accuracy.

Dr. Mark Schena, world-renowned biochemist, is essentially the Father of Microarray Technology. He and his colleagues at Stanford University first published a paper on the technology in 1995. Dr. Schena’s credentials are an incomparable scientific pedigree. Through his years as student, colleague, and teacher, he has worked with a number of top scientists around the world. Currently, Dr. Schena is a Visiting Scholar and Consultant in the Arrayit Life Sciences Division.

Mr. Paul Haje serves as the Company’s Director of Public Relations since 1999. Mr. Haje is very accomplished in his field and has aided in developing Arrayit as a viable brand in the industry. Mr. Haje won the 2003 Signet Advertising Award for Best Full Page Ad in the life sciences sector. He has extensive experience in all areas of advertising and marketing, and has recently represented the Company at the U.S. FDA’s Microarray Quality Control Projects I and II.

About the Integrated Media Holdings, Inc.
Integrated Media Holdings, Inc., headquartered in Houston, Texas, invests in, builds and operates innovative digital communications and media technologies businesses that provide multiple forms of distribution for entertainment, media, and communication services over the Internet and broadband networks. For more information, please visit www.i-mediaholdings.com, or email info@i-mediaholdings.com

Safe Harbor This news release contains forward-looking statements. These statements describe management's beliefs and expectations about the future. We have identified forward-looking statements by using words such as "expect," "believe," and "should." Although we believe our expectations are reasonable, our operations involve a number of risks and uncertainties, and these statements may turn out not to be true. More detailed information about Integrated Media Holdings, Inc. is available in the Company’s public filings with the Securities and Exchange Commission.